Exhibit 99.1

BRT REALTY TRUST OBTAINS

NEW LINE OF CREDIT FOR $25 MILLION

Great Neck, New York — June 23, 2011 — BRT REALTY TRUST (NYSE:BRT), a real estate investment trust engaged in the business of originating and holding for investment senior mortgage loans secured by commercial and multi-family real estate in the United States, announced today that on June 22, 2011, it had closed on a new revolving line of credit with Capital One, National Association, which provides for a maximum availability of $25,000,000.  Jeffrey A. Gould, President and Chief Executive Officer of BRT, commented that “this new line of credit gives us additional flexibility and capital to expand our business and better serve our clients.”

The line of credit matures in June 2014 and allows for the conversion, at the borrower’s option, into an 18 month term loan.  The line of credit is secured primarily by mortgage receivables to be pledged by BRT and the maximum availability is contingent on the collateral posted from time-to-time.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our loan origination activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2010.

For additional financial and descriptive information on BRT, its operation and its portfolio, please refer to the Trust’s website at: www.BRTRealty.com

Contact:  David W. Kalish — (516) 466-3100

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

(11/BRT Press Release New Line of Credit(2))